Exhibit 99.1

Date:	August 6, 2007
Contact:	Gregory P. Sargen
Vice President & CFO
Phone:	201-804-3055
Email:	gregory.sargen@cambrex.com
Release:	Immediate
CAMBREX REPORTS SECOND QUARTER 2007 RESULTS
     East Rutherford, NJ — August 6, 2007 — Cambrex Corporation (NYSE: CBM) reports second quarter 2007 results for the period ended June 30, 2007.
Highlights
•	Second quarter 2007 sales were flat (-3.5% excluding foreign currency) compared to second quarter 2006. Year to date sales were up 9.3% (4.9% excluding foreign currency) over the first six months of last year.

•	Gross Margin for the quarter increased to 37.9% of sales compared to 35.6% last year

•	Operating Profit before corporate expenses was 22.4% of sales in the second quarter of 2007 versus 21.8% last year

•	Debt, net of cash, is $44.5 million at the end of the second quarter

•	Agreement reached on Rutherford Litigation resulting in release of all claims for net cash payments of $4.2 million

•	Settlement finalized with SEC regarding inter-company matter resulting in no fine or penalties
Discontinued Operations and Basis of Reporting
     As previously reported, Cambrex sold its Bioproducts and Biopharma businesses (the “Bio Businesses”) to Lonza for approximately $464 million (after working capital adjustments) in February 2007 and Human Health sites in Cork, Ireland and Landen, Belgium to ICIG during the fourth quarter of 2006. Discontinued Operations in the 2007 financial statements include the results of operations of the Bio Businesses through the date of sale as well as the corresponding gain on sale. Discontinued Operations for 2007 also include charges related to the settlement of the Rutherford litigation discussed later in this release. Discontinued Operations in the 2006 financial statements include the results of operations of the Bio Businesses and the Cork and Landen sites.
Second Quarter 2007 Operating Results — Continuing Operations
     Cambrex provides products and services to accelerate the development and commercialization of small molecule active pharmaceutical ingredients (“APIs”), advanced intermediates and other products for branded and generic pharmaceuticals.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073	1
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

     Second quarter 2007 Sales of $63.1 million equaled sales in the second quarter 2006, and declined by 3.5% excluding the effect of foreign currency. After adjusting for foreign currency, volume increases in several APIs, along with certain products utilizing Cambrex’s proprietary technology, were more than offset by price declines (the majority of which were contractual) and lower custom development sales due partially to project lifecycle ordering patterns and comparisons to strong custom development sales in second quarter 2006.
     Second quarter 2007 Gross Margin increased to 37.9% of sales from 35.6% of sales during the second quarter 2006 resulting primarily from favorable mix and higher volumes of certain APIs, partially offset by lower pricing on certain products. Foreign currency had no impact on Gross Margin percentage.
     Operating Profit for the Human Health business segment was $14.2 million, or 22.4% of sales, compared to $13.7 million, or 21.8% of sales, in the second quarter 2006 due to higher Gross Margin offset by higher Operating Expenses. Foreign exchange increased Operating Profit by $0.4 million, but had a negligible impact on Operating Margin percentage during the second quarter of 2007.
     James A. Mack, Chairman, President, and Chief Executive Officer of Cambrex Corporation, said “Coming off of a very strong first quarter, we expected the middle part of the year to be a bit soft. We believe the long-term prospects for our business remain positive and will continue to focus on cost reduction, growing our proprietary products and technologies, implementation of key capital investments, and the evaluation of strategic M&A opportunities. Additionally, we are pleased to have recently reached important agreements concluding the Rutherford litigation and the SEC investigation.”
Second Quarter 2007 Operating, Interest and Tax Expenses — Continuing Operations
     Second quarter 2007 consolidated Operating Expenses were $20.0 million versus $19.1 million in the second quarter 2006 with the increase primarily due to Restructuring Expenses and higher Strategic Alternative Costs, offset by lower administrative expenses.
     Sales, General and Administrative Expenses in the second quarter 2007 were $10.6 million compared to $15.0 million in the same period last year. The reduction is due to lower personnel-related expenses including salaries, bonus, pension and medical benefits in addition to reductions in audit fees, depreciation, and environmental remediation expenses compared to the second quarter 2006. Research and Development Expense for the second quarter 2007 was $3.0 million, or 4.7% of sales, effectively flat compared to $3.1 million, or 4.9% of sales, in the second quarter 2006.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073	2
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

     Restructuring Expenses in the second quarter of 2007 of $1.9 million consist primarily of severance costs incurred as part of downsizing the corporate headquarters following the divestiture of the Bio Businesses. Strategic Alternative Costs for the second quarter of 2007 of $4.6 million include costs for change in control benefits, retention bonuses for continuing employees, and a non-cash charge for modifications to stock options related to the special dividend paid on May 3, 2007. Strategic Alternative Costs for the second quarter of 2006 consist of external advisor costs related to divestitures. Administrative Expenses also include expenses for salaries, benefits and professional services, a portion of which will be reduced or eliminated over the balance of 2007 as part of the corporate restructuring.
     Net Interest Income in the second quarter of 2007 was $0.9 million, reflecting the income generated from the net proceeds of the Bio Businesses sale through May 3, 2007 (the date of the special dividend payment) offset by interest expense related to outstanding debt under our revolving credit facility for the remainder of the second quarter. During the second quarter of 2006, Net Interest Expense after adjustment for the effect of Discontinued Operations (which removed much of the interest expense from Continuing Operations) was $0.1 million.
     Income taxes for the second quarter of 2007 include $1.5 million of benefits related to the recognition of certain tax attributes as a result of the sale of the Bio Businesses. Additional tax benefits related to this divestiture will be recognized within Continuing Operations during the second half of 2007 based on the level of losses within the U.S., where the Company otherwise does not record a tax benefit related to these losses.
Second Quarter 2007 Capital Expenditures and Depreciation
     Capital expenditures and depreciation for the second quarter 2007 were $6.3 million and $4.7 million compared to $5.3 million and $4.9 million in the second quarter 2006, respectively. The increase is largely due to spending related to new manufacturing and R&D facilities at our Milan facility.
Rutherford Legal Settlement
     On July 30, Cambrex entered into a Settlement Agreement and Release and a related Environmental Escrow Agreement settling litigation commenced in April 2006 by Rutherford as purchaser of Cambrex’s former Rutherford Chemicals businesses. In summary, both parties released each other from all claims and counterclaims asserted in the litigation and both parties waived and extinguished all rights under the Purchase Agreement signed between Cambrex and Rutherford in November of 2003, with certain exceptions that are outlined in a Form 8-K that was filed with the SEC on July 30. Cambrex’s second quarter 2007 results include a $4.0 million charge within Discontinued Operations related to this matter.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073	3
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

SEC Inter-company Matter
     The SEC recently concluded its investigation related to the Company’s inter-company accounting during the period from 1997 through 2001. The settlement resulted in no fines or penalties and requires the Company to certify to the Commission that it continues to perform certain activities to ensure appropriate inter-company accounting.
Guidance — Continuing Operations
     Sales growth during 2007 is expected to be within the range of 5% to 10% and operating profit (excluding Corporate operations) is expected to be in the range of $50 to $55 million. The Company expects its third quarter results may be weaker than normal due to current order patterns, and expects its fourth quarter results may be stronger than usual. Due to uncertainties related to product mix and the outcome of certain of our customers’ drug approval processes, operating profit for the year may be at the lower end of the range. The Company will monitor the expected timing and mix of order deliveries over the coming months and update its expectations with respect to full year performance accordingly.
     The Company remains on target to complete its corporate restructuring by the end of 2007 and will continue to report progress on this initiative as the year progresses.
     For 2007, capital expenditures and depreciation are currently expected to be approximately $30 to $33 million and $21 to $23 million, respectively.
     Full year and quarterly effective tax rates will continue to be highly sensitive due to the geographic mix of income or losses. Cambrex may not be able to recognize tax benefits in certain jurisdictions.
     The financial information contained in this press release is unaudited, subject to revision and should not be considered final until the second quarter 2007 Form 10-Q is filed with the SEC.
Conference Call and Webcast
     The Conference Call to discuss second quarter 2007 earnings will begin at 8:30 a.m. Eastern Time on Tuesday, August 7, 2007 and last approximately 45 minutes. Those wishing to participate should call 1-888-634-4003 for domestic and +1-706-634-6653 for international. Please use the pass code 1373759 and call approximately 10 minutes prior to start time. A webcast is available from the Investor Relations section on the Cambrex website located at www.cambrex.com and can be accessed for approximately a month following the call. A telephone replay of the conference call will be available through Tuesday, August 14, 2007 by calling 1-800-642-1687 for domestic and +1-706-645-9291 for international. Please use the pass code 1373759 to access the replay.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073	4
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

Forward Looking Statements
     This news release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Rule 3b-6 under the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding expected performance, especially expectations with respect to sales, research and development expenditures, earnings per share, capital expenditures, acquisitions, divestitures, collaborations, or other expansion opportunities. These statements may be identified by the fact that words such as “expects”, “anticipates”, “intends”, “estimates”, “believes” or similar expressions are used in connection with any discussion of future financial or operating performance. Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed in the Company’s periodic reports filed with the U.S. Securities and Exchange Commission. Any forward-looking statements contained herein are based on current plans and expectations and involve risks and uncertainties that could cause actual outcomes and results to differ materially from current expectations including, but not limited to, global economic trends, pharmaceutical outsourcing trends, competitive pricing or product developments, government legislation or regulations (particularly environmental issues), tax rate, interest rate, technology, manufacturing and legal issues, including the outcome of outstanding litigation disclosed in the Company’s public filings, changes in foreign exchange rates, uncollectible receivables, loss on disposition of assets, cancellation or delays in renewal of contracts, lack of suitable raw materials or packaging materials, the Company’s ability to receive regulatory approvals for its products and the accuracy of the Company’s current estimate with respect to its earnings and profits for tax purposes in 2007. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time and it is not possible for the Company to predict which new factors will arise. In addition, we cannot assess the impact of each factor on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
     For further details and a discussion of these and other risks and uncertainties, investors and security holders are cautioned to review the Cambrex 2006 Annual Report on Form 10-K, including the Forward-Looking Statement section therein, and other subsequent filings with the U.S. Securities and Exchange Commission , including Current Reports on Form 8-K. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073	5
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

About Cambrex
     Cambrex provides products and services to accelerate the development and commercialization of small molecule active pharmaceutical ingredients (“APIs”), advanced intermediates and other products for branded and generic pharmaceuticals. The Company currently employs approximately 850 people worldwide. For more information, please visit http://www.cambrex.com.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073	6
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

CAMBREX CORPORATION
Statement of Profit and Loss
For the Quarters Ended June 30, 2007 and 2006
(in thousands)

	2007		2006
		% of		% of
	Amount	Sales	Amount	Sales
Gross Sales	$63,081	100.0%	$63,031	100.0%
Allowances and Rebates	184	0.3%	284	0.5%

Net Sales	62,897	99.7%	62,747	99.5%

Other Revenues	(42)	-0.1%	(405)	-0.6%

Net Revenues	62,855	99.6%	62,342	98.9%

Cost of Goods Sold	38,917	61.7%	39,902	63.3%

Gross Profit	23,938	37.9%	22,440	35.6%
Operating Expenses
Sales, General and Administrative Expenses	10,556	16.7%	14,998	23.8%
Research and Development Expenses	2,961	4.7%	3,077	4.9%
Restructuring Expenses	1,901	3.0%	—	0.0%
Strategic Alternative Costs	4,564	7.2%	1,042	1.6%

Total Operating Expenses	19,982	31.6%	19,117	30.3%

Operating Profit	3,956	6.3%	3,323	5.3%

Other (Income)/Expenses:
Interest (Income)/Expense, net	(871)	-1.4%	122	0.2%
Other Expenses, net	401	0.7%	125	0.2%

Income Before Income Taxes	4,426	7.0%	3,076	4.9%

Provision for Income Taxes	1,971	3.1%	3,424	5.5%

Income/(loss) from Continuing Operations	$2,455	3.9%	$(348)	-0.6%

(Loss)/Income from Discontinued Operations, Net of Tax	(181)	-0.3%	1,324	2.1%

Net Income	$2,274	3.6%	$976	1.5%

Basic (Loss)/Earnings per Share
Income/(Loss) from Continuing Operations	$0.09		$(0.01)
(Loss)/Income from Discontinued Operations, Net of Tax	$(0.01)		$0.05

Net Income	$0.08		$0.04

Diluted (Loss)/Earnings per Share
Income/(Loss) from Continuing Operations	$0.08		$(0.01)
Income from Discontinued Operations, Net of Tax	$0.00		$0.05

Net Income	$0.08		$0.04

Weighted Average Shares Outstanding
Basic	28,711		26,741
Diluted	28,949		26,741

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073	7
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

CAMBREX CORPORATION
Statement of Profit and Loss
For the Six Months Ended June 30, 2007 and 2006
(in thousands)

	2007		2006
		% of		% of
	Amount	Sales	Amount	Sales
Gross Sales	$128,078	100.0%	$117,151	100.0%
Commissions and Allowances	774	0.6%	670	0.6%

Net Sales	127,304	99.4%	116,481	99.4%

Other Revenues	765	0.6%	(1,052)	-0.9%

Net Revenue	128,069	100.0%	115,429	98.5%

Cost of Sales	79,736	62.3%	73,904	63.1%

Gross Profit	48,333	37.7%	41,525	35.4%

Operating Expenses
Sales, General and Administrative Expenses	25,903	20.2%	27,488	23.5%
Research and Development Expenses	5,561	4.3%	5,439	4.6%
Restructuring Expenses	3,583	2.8%	—	0.0%
Strategic Alternative Costs	27,694	21.6%	2,030	1.7%

Total Operating Expenses	62,741	48.9%	34,957	29.8%

Operating (Loss)/Profit	(14,408)	-11.2%	6,568	5.6%

Other (Income)/Expenses:
Interest (Income)/Expense, net	(2,410)	-1.9%	5,566	4.8%
Other Expenses, net	382	0.4%	130	0.1%

(Loss)/Income Before Income Taxes	(12,380)	-9.7%	872	0.7%

(Benefit)/Provision for Income Taxes	(392)	-0.3%	5,924	5.0%

Loss from Continuing Operations	$(11,988)	-9.4%	$(5,052)	-4.3%

Income from Discontinued Operations, Net of Tax	219,478	171.4%	4,851	4.1%

Income/(Loss) Before Cumulative Effect of a Change in Accounting Principle	207,490	162.0%	(201)	-0.2%

Cumulative Effect of a Change in Accounting Principle	—	0.0%	(228)	-0.2%

Net Income/(Loss)	$207,490	162.0%	$(429)	-0.4%

Basic (Loss)/Earnings per Share
Loss from Continuing Operations	$(0.42)		$(0.19)
Income from Discontinued Operations, Net of Tax	$7.73		$0.18
Cumulative Effect of a Change in Accounting Principle	$—		$(0.01)

Net Income/(Loss)	$7.31		$(0.02)

Diluted (Loss)/Earnings per Share
Loss from Continuing Operations	$(0.42)		$(0.19)
Income from Discontinued Operations, Net of Tax	$7.73		$0.18
Cumulative Effect of a Change in Accounting Principle	$—		$(0.01)

Net Income/(Loss)	$7.31		$(0.02)

Weighted Average Shares Outstanding
Basic	28,393		26,701
Diluted	28,393		26,701

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073	8
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

CAMBREX CORPORATION
Consolidated Balance Sheet
As of June 30, 2007 and December 31, 2006
(in thousands)

	June 30,	December 31,
Assets	2007	2006

Cash and Cash Equivalents	$41,233	$33,746
Trade Receivables, net	29,959	38,552
Inventories, net	60,125	53,893
Assets of Discontinued Operations	—	79,383
Prepaid Expenses and Other Current Assets	19,306	19,176

Total Current Assets	150,623	224,750

Property, Plant and Equipment, Net	145,425	141,863
Goodwill	33,219	32,573
Assets of Discontinued Operations	—	202,292
Other Non-Current Assets	7,368	4,898

Total Assets	$336,635	$606,376

Liabilities and Stockholders’ Equity

Accounts Payable	$22,048	$28,592
Accrued Expenses and Other Current Liabilities	70,780	45,141
Liabilities of Discontinued Operations	—	33,401

Total Current Liabilities	92,828	107,134

Long-term Debt	85,700	158,600
Deferred Income Tax	21,374	14,268
Liabilities of Discontinued Operations	—	24,208
Accrued Pension and Postretirement Benefits	38,863	39,911
Other Non-Current Liabilities	18,515	15,609

Total Liabilities	$257,280	$359,730

Stockholders’ Equity	$79,355	$246,646

Total Liabilities and Stockholders’ Equity	$336,635	$606,376

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Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073	9
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com